Exhibit 10.57

SCHNITZER NORTH CREEK

LEASE AGREEMENT

S/I NORTH CREEK VII, LLC

(Landlord)

and

AVI BIOPHARMA, INC.

(Tenant)

Dated: October 20, 2010

SCHNITZER-STANDARD FORM OFFICE LEASE (TRIPLE NET)

TABLE OF CONTENTS

ARTICLE I: DEFINITIONS		1
1.01	Defined terms	1

ARTICLE II: PREMISES AND COMMON AREAS LEASED		3
2.01	Premises	3
2.02	Common Areas	4

ARTICLE III: IMPROVEMENTS		4
3.01	Construction of Building and Premises	4
3.02	Completion and Delivery	5

ARTICLE IV: TERM		5
4.01	Term	5
4.02	Notice of Commencement Date	5

ARTICLE V: RENT		7
5.01	Base Rent	7
5.02	Additional Rent	7
5.03	Late Payment	7
5.04	Security Deposit	8

ARTICLE VI: ADDITIONAL RENT AND CHARGES		8
6.01	Operating Expenses	8
6.02	Tenant’s Personal Property Taxes	13

ARTICLE VII: INSURANCE		13
7.01	Landlord’s Insurance	13
7.02	Tenant’s Public Liability	13
7.03	Tenant’s Property and Other Insurance	14
7.04	Form of Insurance/Certificates	14
7.05	Tenant’s Failure	14
7.06	Waiver of Subrogation	15
7.07	Tenant’s Properties and Fixtures	15
7.08	Indemnification	15
7.09	Damage to Tenant’s Property	17

ARTICLE VIII: REPAIRS AND MAINTENANCE		17
8.01	Landlord Repairs and Maintenance	17
8.02	Utilities and Services	18
8.03	Tenant Repairs and Maintenance	18
8.04	Non-liability of Landlord	19
8.05	Inspection of Premises	19

SCHNITZER-STANDARD FORM OFFICE LEASE
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ARTICLE IX: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS		19
9.01	Fixtures and Personal Property	19
9.02	Alterations	20
9.03	Liens	21

ARTICLE X: USE AND COMPLIANCE WITH LAWS		21
10.01	General Use and Compliance with Laws	21
10.02	Hazardous Materials	22
10.03	Signs	24

ARTICLE XI: DAMAGE AND DESTRUCTION		24
11.01	Reconstruction	24
11.02	Rent Abatement	25
11.03	Excessive Damage or Destruction	25
11.04	Uninsured Casualty	25
11.05	Waiver	25
11.06	Mortgagee’s Right	26
11.07	Damage Near End of Term	26

ARTICLE XII: EMINENT DOMAIN		26
12.01	Eminent Domain	26

ARTICLE XIII: DEFAULT		27
13.01	Events of Default	27
13.02	Remedies:	27
13.03	Landlord’s Default	29

ARTICLE XIV: FILING OF PETITION		29
14.01	Tenant’s Bankruptcy	29

ARTICLE XV: ASSIGNMENT AND SUBLETTING		31
15.01	Prohibition	31
15.02	Excess Rental	31
15.03	Scope	31
15.04	Waiver	32
15.05	Change in Control	32

ARTICLE XVI: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION		33
16.01	Estoppel Certificates	33
16.02	Attornment	33
16.03	Subordination	33
16.04	Recording	33

ARTICLE XVII: MISCELLANEOUS		34
17.01	Notices	34
17.02	Successors Bound	34
17.03	Waiver	34

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17.04	Subdivision and Easements	34
17.05	Landlord’s Reserved Rights in Common Areas	35
17.06	Accord and Satisfaction	35
17.07	Limitation of Landlord’s Liability	35
17.08	Survival	35
17.09	Attorneys’ Fees	35
17.10	Captions and Article Numbers	36
17.11	Severability	36
17.12	Applicable Law	36
17.13	Submission of Lease	36
17.14	Holding Over	36
17.15	Rules and Regulations	37
17.16	Parking	37
17.17	No Nuisance	37
17.18	Broker; Agency Disclosure	37
17.19	Landlord’s Right to Perform	38
17.20	Assignment by Landlord	38
17.21	Entire Agreement	38
17.22	Financial Covenants	39
17.23	Conditions	39
17.24	Exhibits	39
17.25	Time	39
17.26	Prior Agreement or Amendment	39
17.27	Independently Provided Services	39
17.28	Authority to Bind Landlord	40
17.29	Authority to Bind Tenant	40
17.30	No Usury	40
17.31	Interpretation	40
17.32	Excused Delays	40
17.33	Patriot Act Compliance	41

SCHNITZER-STANDARD FORM OFFICE LEASE
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THIS LEASE (“Lease”) is dated for reference purposes as of the 20th day of October, 2010, by and between S/I North Creek VII LLC, a Washington limited liability company (“Landlord”), and AVI BioPharma, Inc., an Oregon corporation (“Tenant”).

ARTICLE I: DEFINITIONS

1.01 Defined terms. The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of the Lease.

(a)	Landlord:	S/I North Creek VII LLC

(b)	Landlord’s Address:	c/o Schnitzer West
818 Stewart Street, Suite 700
Seattle, Washington 98101
Telephone: (425) 452-3700
Facsimile: (425) 454-1505

	With a Copy to:	Jameson Babbitt Stites &
Lombard, P.L.L.C.
999 Third Avenue, Suite 1900
Seattle, Washington 98104
Attn: Jennifer Cobb
Telephone: (206) 292-1994
Facsimile: (206) 292-1995

(c)	Tenant:	AVI BioPharma, Inc.

(d)	Tenant’s Address:	3450 Monte Villa Parkway
Bothell, WA 98021
Attn: Controller

(e)	Tenant’s Use:	General office and related uses

(f)	Project:	Schnitzer North Creek, including all buildings and Common Areas thereon and related thereto as legally described in Exhibit “A-I” and depicted on the Project Site Plan attached as Exhibit “B-1”.

SCHNITZER-STANDARD FORM OFFICE LEASE	1

(g)	Property:	North Creek Technology Campus II, including all buildings and Common Areas thereon and related thereto as legally described in Exhibit “A-2” and depicted on the Property Site Plan attached as Exhibit “B-2”.

(h)	Building:	That certain building designated as Building Q on the Property Site Plan attached hereto as Exhibit “B-2” and commonly known as 19909 120th Avenue NE, Bothell, Washington 98011.

(i)	Premises:	Approximately 8,398 rentable square feet as depicted on the Floor Plan(s) attached as Exhibit “C”.

(j)	Term:	Commencing upon the Commencement Date (as defined in Section 4.01) and expiring on December 31, 2012.

(k)	Commencement Date:	November 8, 2010

(l)	Base Rent:

Months	Rent PRSF (yr.)	Monthly Installments*
11/8/10 – 4/30/11	$0.00	$0.00
5/1/11 – 10/31/11	$16.00	$11,197.33
11/1/11 – 10/31/12	$16.50	$11,547.25
11/1/12 – 12/31/12	$17.00	$11,897.17

(m)	Prepaid Rent:	$11,197.33 applicable to Month 7

(n)	Security Deposit:	$11,897.17

(o)	Tenant’s Share of Building:	12.3%

(p)	Tenant’s Share of Property:	3.0%

(q)	Tenant’s Share of Project:	0.8%

(r)	Parking Spaces:	29 uncovered, unreserved surface parking spaces in the Project shall be provided for the non-exclusive use of Tenant, its employees and visitors.

(s)	Broker(s):	There is no Landlord’s Broker.

SCHNITZER-STANDARD FORM OFFICE LEASE	2

EDG Commercial Real Estate, representing Tenant (“Tenant’s Broker”)

(t)	Guarantor(s) and Address(es):	N/A

(u)	Exhibits:	Exhibit A-1:	Legal Description of Project
		Exhibit A-2:	Legal Description of Property
		Exhibit B-1:	Project Site Plan
		Exhibit B-2:	Property Site Plan
		Exhibit C:	Floor Plan
		Exhibit D:	Intentionally deleted.
		Exhibit E	Preliminary Plans and Specifications for the Tenant Improvements
		Exhibit F:	Intentionally deleted.
		Exhibit G:	Estoppel Certificate
		Exhibit H:	Rules and Regulations
		Exhibit I:	Intentionally deleted.
		Exhibit J:	Form of SNDA

ARTICLE II: PREMISES AND COMMON AREAS LEASED

2.01 Premises.

(a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, certain premises described in Subsection 1.01(i) above (“Premises”) located within the building described in Subsection 1.01(h) (the “Building”) owned by Landlord, and which is a portion of the “Project” identified in Subsection 1.01(f). The Site Plan for the Project attached hereto as Exhibit B-1 is attached for location reference purposes only and shall not constitute a representation or warranty by Landlord to be the final plan of the Project, or to require Landlord to build any improvements, or to otherwise comply with the site plan or require Landlord to lease space to a particular tenant or type of tenant.

(b) The term “Rentable Area,” “rentable square feet,” “actual square footage” and words of similar import (whether or not spelled with initial capitals) as used in this Lease will be determined using the “Standard Method of Measuring Floor Area in Office Buildings” (reprinted June 7, 1996) by BOMA International. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises, the Building, the Common Areas or the Project or their suitability for the conduct of Tenant’s business and, that except only for any improvements that Landlord has expressly agreed herein to construct and

SCHNITZER-STANDARD FORM OFFICE LEASE	3

install, the Premises are leased in the “AS IS” condition existing at the time of execution of this Lease.

2.02 Common Areas. In addition to the Premises, Tenant shall have the non-exclusive right to use in common with other tenants and/or occupants of the Property and Project, the following areas appurtenant to the Building: parking areas and facilities, roadways, sidewalks, walkways, parkways, plazas, levees, driveways and landscaped areas and similar areas and facilities situated within the exterior areas of the Property and Project and not otherwise designated for the exclusive or restricted use by Landlord and/or individual tenants of other buildings located within the Project or other third parties (collectively, “Common Areas”). Tenant acknowledges that Landlord shall have no obligation to construct or complete any additional buildings within the Project or improvements to the Common Areas. Tenant’s right to utilize the Common Areas shall at all times be subject to Landlord’s reserved rights therein as described in Section 17.05 hereof, the Rules and Regulations referred to in Section 17.15 hereof and all encumbrances, easements, ground leases, and covenants, conditions and restrictions (“CC&Rs”) now or hereafter affecting or encumbering the Project.

ARTICLE III: IMPROVEMENTS

3.01 Construction of Tenant Improvements.

(a) Completion Schedule. Landlord will complete the tenant improvements to be constructed by Landlord at the Premises (“Tenant Improvements”) within thirty (30) days after the Commencement Date.

(b) Description of Tenant Improvements. The Tenant Improvements to be completed by Landlord are described on the outline plans and specifications for the Tenant Improvements (the “Outline Plans and Specifications for the Tenant Improvements”) attached hereto and made a part hereof as “Exhibit E.”

(c) Construction of Tenant Improvements. Landlord shall work with a general contractor chosen by Landlord (the “Contractor”) for construction of the Tenant Improvements. Landlord shall supervise the completion of such work and shall use its good faith efforts to secure substantial completion of the Tenant Improvements in accordance with the schedule described in Paragraph 3.01(a) above. The cost of Tenant Improvements shall be paid as provided in Paragraph 3.01(d) below.

(d) Payment of Tenant Improvements Costs. Landlord shall provide the Tenant Improvements at its sole cost and expense.

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3.02 Completion. Tenant shall, within five (5) days after Landlord completes the Tenant Improvements, provide Landlord with a list of incomplete and/or corrective items present in the Tenant Improvements. Landlord shall diligently complete, as soon as reasonably possible, any items of work and adjustment on such list as are not completed upon substantial completion of the Tenant Improvements.

ARTICLE IV: TERM

4.01 Term. The Term shall commence on the Commencement Date specified in Section 1.01(k) (the “Commencement Date”). The Term shall expire upon the date set forth in Section 1.01(j), unless sooner terminated as hereinafter provided. So long as Tenant does not interfere with Landlord’s construction of the Tenant Improvements, Tenant shall be permitted to access the Premises prior to the Commencement Date for the purpose of preparing the Premises for Tenant’s occupancy, and such early access shall be subject to all of the terms and conditions of this Lease except for the payment of Rent.

4.02 Lease Confirmation. Intentionally deleted.

4.03 Option to Extend. Landlord hereby grants Tenant the right to extend the term of the Lease for one (1) period of two (2) years (the “Extended Term”) on the same terms and conditions contained in the Lease, except that (i) Base Rent for the Extended Term shall be as set forth herein below, (ii) no additional options to extend shall apply following the expiration of the Extended Term, and (iii) Landlord shall not be obligated to install any improvements or provide Tenant with any allowances with respect to the Extended Term. Written notice of Tenant’s exercise of its option to extend (“Option to Extend”) the Term of this Lease must be given to Landlord no less than nine (9) months nor more than twelve (12) months prior to the date the Term of the Lease would otherwise expire. Notwithstanding the above to the contrary, Tenant shall have no right to extend the Term of this Lease if Tenant has been in default under this Lease or occupies less than all of the Premises initially leased hereunder; provided, however that the period of time within which said option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise said option because of the failure of any such conditions. In the event Tenant validly exercises its Option to Extend the Term of this Lease as herein provided, Base Rent shall be adjusted as of the commencement date of the Extended Term as follows:

(a) Within thirty (30) days after exercise of its Option to Extend by Tenant, Landlord shall provide Tenant with Landlord’s determination of the fair market Base Rent for the Extended Term, including periodic increases as dictated by the current market (“Landlord’s Determination of Base Rent for Extended Term”). Tenant shall provide notice to Landlord within fifteen (15) business days after receipt of such notice from Landlord as to whether Tenant accepts Landlord’s Determination of Base Rent for Extended Term. In the event Tenant does not agree to Landlord’s Determination of Base Rent for Extended Term, Landlord and Tenant shall

SCHNITZER-STANDARD FORM OFFICE LEASE	5

attempt to agree upon Base Rent for the Premises for the Extended Term, such rent to be the fair market rental value of the Premises for the Extended Term, as defined in Subsection (c) below. If the parties are unable to agree upon the Base Rent for the applicable Extended Term by the date three (3) months prior to the commencement of the Extended Term, then within ten (10) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten (10) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Base Rent for the Extended Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Base Rent for the Extended Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Base Rent for the Extended Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Base Rent for the Extended Term. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(b) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set Base Rent for the Extended Term. If a majority of the appraisers are unable to set Base Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Base Rent for the Premises during the Extended Term. If, however, the low appraisal and/or the high appraisal is/are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Base Rent for the Premises during the Extended Term.

(c) For purposes of the appraisal, the term “-fair market Base Rent-” shall mean the price that a ready and willing tenant would pay, as of the commencement date of the Extended Term, as a base rent to a ready and willing landlord of space of comparable size, quality and level of improvement, if such premises were exposed for lease on the open market for a reasonable period of time in the Bothell/Kirkland/Redmond/Bellevue market; including any rent increases over the Extended Term to the extent normal under then current market conditions. There shall be no adjustment to the fair market value related to tenant improvements, downtime, free rent, brokerage commissions or other concessions provided in the market at the time of renewal. In no event shall the fair market Base Rent determined pursuant to this Section 4.03 be less than the Base Rent in effect during the last month of the initial Lease Term.

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(d) The Option to Extend granted hereunder is personal to Tenant or a Permitted Transferee (as hereafter defined) and shall be null and void in the event of an assignment of this Lease to any party other than a Permitted Transferee. In addition, this Option to Extend shall become null and void at Landlord’s option and upon written notice to Tenant in the event Tenant becomes in material default beyond any applicable notice and cure period at any time during the initial Lease Term.

ARTICLE V: RENT

5.01 Base Rent. The Base Rent (“Base Rent”) shall be as set forth in Section 1.01(1). The Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.01(b) hereof or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset or setoff whatsoever. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s). Simultaneously with execution of this Lease, Tenant shall deposit with Landlord the Prepaid Rent identified in Section 1. 01(m), which sum shall be applied by Landlord as indicated in said Section 1.01(m).

5.02 Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by the Tenant under this Lease (other than Base Rent and the Prepaid Rent), including but not limited to Tenant’s Share of Operating Expenses (as defined in Article VI hereof) (all such sums being herein deemed “Additional Rent”), and whether or not the same are designated “Additional Rent” the same shall be payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent unless otherwise provided. The term “Rent”, as used in this Lease, shall refer collectively to “Base Rent” and “Additional Rent.”

5.03 Late Payment. If any payment of Rent is not received by Landlord within five (5) days after the same is due, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent in addition to the installment of Rent then owing, regardless of whether or not a notice of default has been given by Landlord. Notwithstanding the foregoing, no late payment charge shall be assessed for the first such late payment in any twelve (12) month period if Tenant pays such overdue amount within five (5) days of Landlord’s notice that such amount is past due. In addition, Tenant shall pay interest on such late payment and late charge from the due date of the late payment at an interest rate equal to the higher of: (a) twelve percent (12%) or (b) the prevailing prime (reference) rate as published by Bank of America (or any successor bank) at its Seattle main branch office, or any successor rate of interest, plus three (3) percentage points, but in no event higher than the maximum rate permitted by applicable law (hereafter the “Default Rate”), until such amounts are paid. Landlord and Tenant recognize that the damages which Landlord will suffer as a result of Tenant’s failure to timely pay

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Rent are difficult or impracticable to ascertain, and agree that said interest and late charge are a reasonable approximation of the damages which Landlord will suffer in the event of Tenant’s late payment. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified. Acceptance by Landlord of any such interest and late charge shall not constitute a waiver of Tenant’s default with respect to said overdue amount, nor shall it prevent Landlord from exercising any other rights or remedies available to Landlord.

5.04 Security Deposit. Tenant will simultaneously with execution of this Lease, deposit with Landlord the sum specified in Section 1.01(n) of this Lease. This sum shall belong to Landlord and shall constitute partial consideration for the execution of this Lease. Landlord shall pay Tenant the remaining balance thereof, without any liability for interest thereon, within thirty (30) days after the expiration or prior termination of the Lease Term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under the terms of this Lease. Landlord shall be entitled to withdraw from the deposit the amount of any unpaid Base Rent, Additional Rent or other charges not paid to Landlord when due, and Tenant shall immediately redeposit an amount equal to that so withdrawn within three (3) days of demand.

ARTICLE VI: ADDITIONAL RENT AND CHARGES

6.01 Operating Expenses. In addition to Base Rent and other sums payable by Tenant under this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the Operating Expenses (as such term is defined below).

(a) Estimated Expenses; Annual Reconciliation.

(i) Upon the Commencement of the Lease Term, and thereafter prior to the commencement of each calendar year occurring wholly or partially within the Term or as soon thereafter as practical, Landlord shall estimate the annual Operating Expenses payable by Tenant pursuant to this provision, and Tenant shall pay to Landlord on the first day of each month in advance; one-twelfth (1/12th) of Tenant’s Share of such estimated amount. In the event that during any calendar year of the Term, Landlord determines that the actual Operating Expenses for such year will exceed the estimated Operating Expenses, Landlord may revise such estimate by written notice to Tenant, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the revised estimate, an amount equal to the difference between the initial monthly estimate and the revised monthly estimate multiplied by the number of months expired during such calendar year and shall also pay an amount equal to the revised monthly estimate for the month of such payment. Subsequent installments shall be payable concurrently with the regular monthly Base Rent due for the balance of the calendar year and shall continue until the next calendar year’s estimate is rendered or Landlord next revises its estimate of Operating Expenses, whichever occurs sooner.

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(ii) Within one hundred twenty (120) days following the end of each year or a reasonable time thereafter, Landlord shall provide Tenant with a written statement of the actual total Operating Expenses for such year and there shall be an adjustment made to account for any difference between Tenant’s Share of the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this provision, Landlord shall, provided Tenant is not in default hereunder, credit such overpayment to Tenant’s account. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this provision, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent with the next payment of Base Rent due under this Lease following delivery of written notice of said deficiency from Landlord to Tenant.

(iii) In the event the average occupancy level of the Building, Property, or Project, as the case may be, for any calendar year was or is not one hundred percent (100%) of full occupancy, then the estimated Operating Expenses and actual Operating Expenses for such year shall be proportionately adjusted by Landlord to reflect those costs which have occurred had the Building, Property, and/or Project, as the case may be, been one hundred percent (100%) occupied during such year.

(iv) Landlord shall keep its books of account and records concerning Operating Expenses in compliance with generally accepted accounting principles and retain the same for two (2) years after the calendar year for which they were prepared. Unless Tenant objects in writing regarding specific discrepancies in the Operating Expense calculations for any calendar year within ninety (90) days after receipt of Landlord’s final calculations for such calendar year, Tenant shall be deemed to have approved the same and to have waived the right to object to such calculations.

(b) Defined terms.

(i) Operating Expenses Inclusions. For purposes of this Lease, “Operating Expenses” means an amount equivalent to the total of all expenses and costs incurred in connection with the ownership, operation, management, maintenance, repair and replacement of the Project, the Property, the Building, the Premises and the Common Areas, including, but in no way limited to, the following:

A. The costs of operating, maintaining, repairing and replacing the Project, the Property, the Building, the Premises and the Common Areas, including but not limited to: janitorial services, gardening and landscaping; painting; lighting; sanitary control; personal property taxes; public liability insurance and property damage insurance; utilities for Common Areas; licenses and fees for Common Area facilities; sweeping; removal of snow and ice, trash, rubbish, garbage and other refuse; repairing, restriping and resurfacing of parking area; and maintenance of and property taxes on personal property, machinery and equipment used in Common Area maintenance.

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B. All Real Property Taxes (as defined below) assessed against the Project, Property, the Building and/or the Common Areas, as applicable, including land, building(s) (including the Building) and improvements thereon or thereto.

C. All premiums for liability, terrorism, fire, extended coverage and other insurance the Landlord reasonably deems necessary and keeps in force on or with respect to the Project, the Property, the Building of which the Premises are a part and/or the Common Areas, as the case may be, and commercially reasonable deductibles payable in connection therewith.

D. The cost of operating, maintaining, repairing and replacing any electrical, mechanical, automatic fire sprinkler and other utilities systems serving the Premises which serve the Premises in common with the entire Building.

E. The cost of maintenance, repair and replacement of the non-structural portions of the roof, roof membrane, exterior walls, foundation, and other exterior portions of the Project and Building.

F. Reasonable property management charges (not to exceed 5% of annual gross receipts) together with the costs incurred in the operation of a management office relating to the Project, including, but not limited to the cost of rent and utilities with respect thereto.

G. Costs of replacements and improvements which are necessary to adequately maintain or protect the Project, the Property, the Building and/or the Common Areas, as the case may be, and/or which are required by law or governmental regulation enacted after the date of this Lease, which are of a capital nature (as determined by GAAP accounting) to the extent amortization over the useful life thereof is applicable to the periods during the Lease Term, and reasonable reserves for the same.

H. Any other costs levied, assessed or imposed by or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal or governmental authority in connection with the use or occupancy of the Project.

I. Assessments made on or with respect to the Project made pursuant to any CC&Rs, Public Utility District conditions, Local Improvement District conditions and/or owner’s associations affecting the Project, or any portion thereof.

J. Intentionally omitted.

K. Compensation (including wages and employer paid benefits and taxes) of employees and contractors to the extent engaged in the operation and maintenance of the Project, Property and/or Building.

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(ii) Operating Expense Exclusions. Notwithstanding the foregoing, Operating Expenses to be reimbursed by Tenant shall not include:

A. Expenses which are separately metered or calculated for the Premises or other leased area of the Project or the Building, as the case may be, which expenses shall be billed separately to Tenant or such other tenant(s), as applicable.

B. Costs incurred in connection with the initial construction or design of the Building or to correct defects in the original construction or design of the Building.

C. Depreciation.

D. Costs, fines or penalties incurred due to violation by Landlord of any applicable law.

E. Expenses incurred by Landlord in respect of individual tenants and/or the improvement or renovation of tenants’ leasehold improvements, including leasing commissions, attorneys’ fees arising from lease disputes and other specific costs incurred for the account of, separately billed to and paid by specific tenants.

F. Repairs or replacements to the extent that the cost of the same is recoverable by the Landlord pursuant to original construction warranties.

G. Interest on debt or capital retirement of debt, and costs of capital improvements except as expressly provided above.

H. Legal fees and disbursements relating to legal matters other than such fees and costs directly relating to Operating Expense issues in connection with the Project, the Building, the Premises and/or the Common Areas.

I. Costs incurred due to the negligence of Landlord or breach by Landlord of its obligations under any lease.

J. Costs occasioned by casualties (other than insurance deductibles) or by the exercise of the power of eminent domain.

K. Costs of renovating, improving, painting or redecorating another tenant’s space.

L. Intentionally deleted.

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M. Costs incurred in connection with the remediation of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant

N. Costs of structural repairs to the Building except as specifically allowed under subsection 6.01(b)(i)(G) above.

Additional Rent payable by Tenant which would not otherwise be due until after the date of the expiration or earlier termination of the Lease shall, if the exact amount is uncertain at the time this Lease expires or terminates, be paid by Tenant to Landlord upon such expiration or termination in an amount to be determined by Landlord, with an adjustment to be made once the exact amount is known.

(iii) Tenant’s Share. For purposes of this Lease, “Tenant’s Share” means the percentage, as set forth in Section 1.01(o), Section 1.01(p), or Section 1.01(q), as appropriate, and obtained by dividing the Rentable Area of the Premises by the aggregate Rentable Area of all premises available for lease, whether leased or not, in the Building, the Property, or the Project, as applicable with respect to any specific Operating Expense, subject to adjustment in the event of changes in Rentable Area of the Project, Property, Building and/or Premises (including changes do to any transfer of a portion of the Project or Property pursuant to Section 17.04 below). Notwithstanding the above, Landlord shall have the right, but not the obligation, to equitably adjust Tenant’s Share of any specific Operating Expense so as to render such expense payable proportionately by those tenants benefited by the same or otherwise in order to appropriately allocate such Operating Expense to cover the area covered by such Operating Expense.

(iv) Real Property Taxes. For purposes of this Lease, “Real Property Taxes” shall consist of all real estate taxes and all other taxes relating to the Building, the Common Areas, the Property, and/or the Project, as applicable, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Building or any portion of the Project, the Property and/or the Common Areas, or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in successfully contesting, resisting or appealing any such taxes, rates, duties, levies or assessments. “Real Property Taxes” shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any

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portion thereof, Tenant shall pay one hundred percent (100%) of the Tenant’s Share of any said tax or excise applicable to Tenant’s Rent as Additional Rent. Landlord shall pay or recover all taxes and assessments over the longest permitted term.

6.02 Tenant’s Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment.

ARTICLE VII: INSURANCE

7.01 Landlord’s Insurance. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Building (i) a policy or policies of property insurance covering the full replacement value of the Building (including, to the extent required, sprinkler leakage, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage and earthquake, flood and terrorism insurance to the extent Landlord reasonably deems prudent and/or to the extent required by any mortgagee); and (ii) a policy of commercial liability insurance, in the form and content acceptable to Landlord, insuring Landlord’s activities with respect to the Premises, the Common Areas and the Project for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, Common Areas or Project in an amount of not less than Three Million Dollars ($3,000,000) combined single limit. If the annual premiums charged Landlord for such casualty and/or liability insurance exceed the standard premium rates because the nature of Tenant’s operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount. Landlord shall have the right, at its option, to keep and maintain in full force and effect during the Term such other insurance in such amounts and on such terms as Landlord and/or any mortgagees or the beneficiary of any trust deed against the Building, or all or a portion of the Project, may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Landlord would protect itself, including but not limited to rental abatement, rental interruption, earthquake, flood and terrorism insurance.

7.02 Tenant’s Public Liability. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, a policy or policies of commercial liability insurance, written by a reputable insurance company authorized to do business in the State of Washington in form and content acceptable to Landlord insuring Tenant’s activities with respect to the Premises, the Common Areas and the Project for loss, damage or liability for personal injury or death of any person or loss or damage to

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property occurring in, upon or about the Premises in an amount of not less than Three Million Dollars ($3,000,000) combined single limit or such larger amounts as may hereafter be reasonably requested by Landlord. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.08 hereof) and shall (a) name Landlord, Landlord’s managing agent and the Landlord’s mortgagee under a mortgage or beneficiary under a deed of trust either having a first lien against the Building or Project (the “Lender”) as an additional insured; (b) contain a cross-liability provision and; (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

7.03 Tenant’s Property and Other Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises, a policy or policies of standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Premises, including without limitation, furniture, fittings, installations, cabling, fixtures (other than the improvements installed by Landlord), and any other personal property, in the amount of not less than one hundred percent (100%) of the full replacement costs thereof. This insurance policy shall also insure direct or indirect loss of Tenant’s earning attributable to Tenant’s inability to use fully or obtain access to the Premises.

7.04 Form of Insurance/Certificates. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies licensed in the state in which the Building is located and holding a General Policy Holder’s Rating of “A” and a financial rating of “X” or better, as set forth in the most current issues of Best’s Insurance Guide. Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within ten (10) days prior to the expiration of each such policy, a certificate of insurance (or renewal thereof) issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto and, upon request by Landlord, a copy of each such policy of insurance. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage below the minimum amounts required by this Lease or required by any lender having an interest in the Building or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insured in this Section 7.04.

7.05 Tenant’s Failure. If Tenant fails to maintain any insurance required in the Lease, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant’s behalf and at Tenant’s sole expense. This Section 7.05 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other Section of this Lease. If Landlord obtains any insurance which is the responsibility of Tenant to obtain under this Article VII, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount as Additional Rent to Landlord.

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7.06 Waiver of Subrogation. Any an risk policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Building, the Premises or Tenant’s personal property therein shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Notwithstanding anything to the contrary herein, Landlord and Tenant waive any rights of recovery against the other for liability, injury or loss due to hazards covered by a standard all-risk property insurance policy, or any property insurance required to be carried hereunder, regardless of the negligence of either party.

7.07 Tenant’s Properties and Fixtures. Tenant assumes the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, except to the extent due to the negligent act or omission, or willful misconduct of Landlord. Tenant shall not do or keep anything in or about the Premises (except those things Tenant presently does and keeps in connection with the uses set forth in Section 10.01) which will in any way tend to increase insurance rates paid by Landlord and maintained with respect to the Premises and/or the Project unless Tenant pays directly to Landlord the increase cost of the premiums. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried by Landlord with respect to the Building and/or the Project, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Building, a schedule issued by the organization computing the insurance rate on the Building and/or the Project showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Building and/or the Project.

7.08 Indemnification.

(a) (i) Tenant, as a material part of the consideration to be rendered to Landlord, hereby indemnifies and agrees to defend and hold Landlord, Landlord’s managing agent and Lender, the Premises and the Project harmless for, from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals arising from any injury to any person or persons or any damage to any property to the extent as a result of Tenant’s or Tenants’ officers, employees, agents, assignees, subtenants, concessionaires, licensees, contractors or invitees’ acts or omissions (including negligence or willful misconduct), or resulting from any breach or default in the performance of any obligation to be performed by Tenant hereunder or for which Tenant is responsible under the terms of the Lease, and (ii) from and against all reasonable legal costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such

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matters and the defense of any action arising out of the same or in discharging the Project, the Property and/or Premises or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant, except and to the extent as may arise out of the negligence or willful misconduct of Landlord and/or its agents, employees or contractors.

(ii) Landlord, as a material part of the consideration to be rendered to Tenant, hereby indemnifies and agrees to defend and hold Tenant and the Premises harmless from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals arising from any injury to any person or persons or any damage to any property to the extent as a result of the negligence or willful misconduct of Landlord or Landlord’s officers, employees, agents, or contractors, and (ii) from and against all reasonable legal costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging Tenant and/or Premises or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Landlord, except and to the extent as may arise out of the negligence or willful misconduct of Tenant and/or its officers, agents, employees, assignees, subtenants, concessionaires, licensees, contractors, or invitees.

(b) In the event of the concurrent negligence of Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand and the negligence of Landlord, its agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Common Areas or Premises such that RCW 4.24.115 is applicable, then (i) Tenant’s obligation to indemnify Landlord as set forth in this Section 7.08 shall be limited to the extent of Tenant’s negligence and that of Tenant’s officers, sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant’s proportional share of costs, reasonable attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage; and (ii) Landlord’s obligation to indemnify Tenant as set forth in this Section 7.08 shall be limited to the extent of Landlord’s negligence and that of Landlord’s officers, agents, employees, contractors or licensees, including Landlord’s proportional share of costs, reasonable attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

(c) LANDLORD AND TENANT HEREBY WAIVE AND AGREE THAT IT WILL NOT ASSERT ITS INDUSTRIAL INSURANCE IMMUNITY UNDER TITLE 51 RCW IF SUCH ASSERTION WOULD BE INCONSISTENT WITH THE RIGHT OF THE OTHER PARTY TO INDEMNIFICATION PURSUANT TO THIS ARTICLE 7. THE PARTIES AGREE THAT THIS PROVISION WAS MUTUALLY NEGOTIATED AND RELATES ONLY TO A WAIVER OF IMMUNITY WITH RESPECT TO THE OTHER

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PARTY AND NO THIRD PARTY, INCLUDING BUT NOT LIMITED TO, ANY INJURED EMPLOYEE OF EITHER PARTY, SHALL BE A THIRD PARTY BENEFICIARY OF THIS PROVISION.

(d) In no event shall Landlord, its agents, employees and/or contractors be liable for any personal injury or death or property damage caused by other lessees or persons in or about the Premises, the Project and/or the Building, as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

7.09 Damage to Tenant’s Property. Notwithstanding the provisions of Section 7.08 to the contrary, except to the extent due to the negligence or willful misconduct of Landlord, Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Project, Building or the Property, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Building, the Common Areas, Project or the Property or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause, except to the extent Landlord receives consideration for such damage or injury from a third party. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Building, the Common Areas or any other portion of the Project or of defects therein in the fixtures or equipment.

ARTICLE VIII: REPAIRS AND MAINTENANCE

8.01 Landlord Repairs and Maintenance. Subject to Landlord’s right to reimbursement from Tenant pursuant to Sections 6.01 and 8.03, to the extent applicable, Landlord shall at its expense maintain in good condition and repair the structural portions of the Building including without limitation the foundation, roof and membrane, elevators, heating, ventilation, air-conditioning, and other utility and mechanical systems serving the Building, and shall maintain in good condition the exterior of the Building, utilities to their point of connection to the Premises and the Common Areas of the Project. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of Rent and, except for the negligence or willful misconduct of Landlord or its employees, no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvement in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein; provided, that Landlord, its employees, agents and contractors use reasonable efforts not to unreasonably interfere with

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Tenant’s business in exercise of Landlord’s rights or obligations hereunder. Except as may otherwise be expressly set forth herein, Tenant affirms that (a) neither Landlord nor any agent, employee or officer of Landlord has made any representation regarding the condition of the Premises, the Building, the Common Areas or the Project, and (b) Landlord shall not be obligated to undertake any repair, alteration, remodel, improvement, painting or decorating.

8.02 Utilities and Services. Subject to reimbursement pursuant to Sections 6.01 and 8.03 hereof, to the extent applicable, Landlord shall furnish or cause to be furnished to the Premises lines for water, electricity, sewage and telephone. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises; provided, however, that if any such services or utilities shall be billed to Landlord and are not separately billed to the Premises, Tenant shall pay to Landlord as Additional Rent, an amount equal to that proportion of the total charges therefor which the Rentable Area of the Premises bears to the rentable area of leased area covered by such charges. Notwithstanding the above, in the event Tenant uses any such services during non-standard building hours, Tenant shall pay the actual cost of such after-hours services used by Tenant. Notwithstanding the foregoing, if there occurs an interruption or failure of services or utilities which is caused by Landlord and it is within Landlord’s reasonable control to repair and such interruption or failure materially interferes with Tenant’s ability to conduct business within the Premises and continues for a period of more than seven (7) consecutive business days then, from the first day of the existence of such condition, the Base Rent payable by Tenant hereunder shall be abated for the portion of the Premises for which normal and usual utilization by Tenant is made impractical, such abatement to be effective for the full period such condition exists and until the repairs or corrections are made or the services or utilities are restored.

8.03 Tenant Repairs and Maintenance. Except as otherwise set forth in Sections 8.01 and 8.02 above, Tenant shall, at Tenant’s sole cost and expense, keep, maintain and, to the extent reasonably required, replace the entire Premises, including but not by way of limitation, all interior walls, doors, ceiling, fixtures, furnishings, drapes, specialty lamps, light bulbs, starters and ballasts, subfloors, carpets and floor coverings, in good repair and in a clean and safe condition; provided that Landlord shall have the right to perform such work on behalf of Tenant in which event Tenant shall reimburse Landlord for the cost thereof promptly upon demand therefor. In addition, if any repair or maintenance is necessary or prudent under Sections 8.01 or 8.02 as a result of an act or omission of Tenant or its agents, employees or contractors, Tenant shall reimburse Landlord for the entire cost of any such repair or maintenance immediately upon written demand therefor except to the extent such cost is reimbursed through Landlord’s insurance. Upon expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in the same condition as when leased, reasonable wear and tear, damage by fire or other casualty not required to be repaired by Tenant pursuant to this Lease, and Alterations permitted to be surrendered with the Premises excepted.

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8.04 Non-liability of Landlord. Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02 above or elsewhere in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated or rebated by reason of (a) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Building or Project; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless and to the extent such failure or delay is caused by accident or any condition created by Landlord’s negligence; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project.

8.05 Inspection of Premises. Landlord may enter the Premises to complete construction undertaken by Landlord on the Premises, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective purchasers, tenants (during the last twelve (12) months of the Term) and lenders and for all other purposes as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall provide prior notice of such entry (except in the case of emergency) and shall use reasonable efforts not to interfere with Tenant’s business in exercise of Landlord’s rights hereunder. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder except as otherwise provided in Article XI hereof.

ARTICLE IX: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

9.01 Fixtures and Personal Property. Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Landlord reserves the right to approve or disapprove of any interior improvements which are visible from outside the Premises or which violate the CC&R’s on wholly aesthetic grounds. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment, furniture, cabling and personal property shall remain Tenant’s property and shall be maintained in good condition while on the Premises and removed by Tenant upon the expiration or earlier termination of the Lease. As a covenant which shall survive the expiration or earlier termination of the Lease, Tenant shall repair, at Tenant’s sole expense, or at Landlord’s election, reimburse Landlord for the cost to repair all damage caused by the installation or removal of said trade fixtures, equipment, cabling, furniture, personal property or temporary improvements. If Tenant fails to remove the foregoing items prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant for loss thereof, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of

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Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant.

9.02 Alterations. Tenant shall not make or allow to be made any material alterations, additions or improvements to the Premises (defined as alterations, additions or improvements costing in excess of $5,000.00 individually or in the aggregate with respect to separate items relating to the same improvement or alteration, or alterations, additions or improvements which affect the structure or exterior of the Building or any building, mechanical, electrical or life safety system), either at the inception of the Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, that consent may be withheld in Landlord’s sole discretion with respect to any alteration, addition or improvement that affects the structure or exterior of the Building or any building, mechanical, electrical or life safety systems. Tenant shall deliver to Landlord the contractor’s name, references and state license number, a certificate of liability insurance naming Landlord and Landlord’s manager and lender(s) as an additional insured, as well as full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement on or before thirty (30) days following receipt of all of the foregoing items. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s agents, employees and contractors and the Building harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All alterations, telephone or telecommunications lines, cables, conduits and equipment and all other additions or improvements to the Premises made by Tenant shall remain the property of Tenant until termination of the Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant, be and become the property of Landlord. Landlord may, as a condition to approval of any such alterations, additions or improvements, require Tenant to remove any partitions, counters, railings, telephone and telecommunications lines, cables, conduits and equipment and/or other improvements installed by Tenant during the Term, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal. All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable laws and ordinances, building codes, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Premises and as-built plans and specifications

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shall be provided to Landlord by Tenant upon completion of the work. If required by Landlord for projects costing in excess of $50,000, Tenant shall secure at Tenant’s own cost and expense a completion and lien indemnity bond or other adequate security, including without limitation an indemnity agreement from Tenant’s parent in form and substance reasonably satisfactory to Landlord. Tenant shall reimburse Landlord for Landlord’s reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any proposed alterations, such fees not to exceed $1,500 for review and approval (unless third party engineering review is required, in which case such fees shall not exceed $3,000) or 3% of the project cost for construction management.

9.03 Liens. Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises, the Property and the Project free and clear of all mechanics’ and materialmen’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien is filed, Tenant shall cause same to be discharged of record within ten (10) days following written notice thereof, or if Tenant disputes the correctness or validity of any claim of lien, Landlord may, in its reasonable discretion, permit Tenant to post or provide security in a form and amount acceptable to Landlord to insure that title to the Project remains free from the lien claimed. If said lien is not timely discharged Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with interest thereon at the Default Rate (as defined in Section 5.03 hereof), within five (5) days after notice is received from Landlord of the amount expended by Landlord.

ARTICLE X: USE AND COMPLIANCE WITH LAWS

10.01 General Use and Compliance with Laws. Tenant shall only use the Premises for offices related to Tenant’s business described in Section 1.01(e) above, and uses customarily incidental thereto and which are consistent with a Class A office project, and for no other use without the prior written the consent of Landlord. Tenant shall, at Tenant’s sole cost and expense, comply with applicable requirements of municipal, county, state, federal and other applicable governmental authorities now or hereafter in force pertaining to Tenant’s business operations, alterations and/or specific use of the Premises and/or the Project, and shall secure any necessary permits therefore and shall faithfully observe in the use of the Premises and the Project, applicable municipal, county, state, federal and other applicable governmental entities’ requirements which are now or which may hereafter be in force; provided, however, that Tenant shall not be required to perform any Alterations as a result of such compliance obligations unless such Alterations are

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required in connection with Tenant’s particular use of the Premises or other Alterations already being constructed by Tenant. Tenant, in Tenant’s use and occupancy of the Premises, shall not subject or permit the Premises and/or the Project to be used in any manner which would tend to damage any portion thereof, or which would increase the cost of any insurance paid by Landlord with respect thereto, including without limitation exceeding maximum legal or customary occupancy and density ratios. Tenant shall not do or permit anything to be done in or about the Premises, the Common Areas and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Common Areas and/or the Project or use or allow the Premises or any portion of the Project to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit a nuisance in, on or about the Premises, the Common Areas and/or the Project. Tenant shall comply with all covenants and obligations in the CC&R’s which affect the use and operation of the Premises, the Common Areas and/or the Project

10.02 Hazardous Materials.

(a) Defined terms.

(i) “Hazardous Materials” means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies.

(ii) “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

(b) Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Project in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used on the Project other than those Hazardous Materials for which Tenant has received Landlord’s prior written consent (other than small quantities of cleaning or other/industrial supplies as are customarily used by a tenant in the ordinary course in a general office facility). Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water

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management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Project that Tenant brings upon, keeps, generates or uses on the Project (including, without limitation, but subject to this Section 10.2, immediate remediation of any Hazardous Materials in, on, under or about the Project that Tenant brings upon, keeps, generates or uses on the Project in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant’s use of Hazardous Materials to attach to any portion of the Project. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Project (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Project. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Project, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Project, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Project. Landlord shall have the right from time to time to inspect the Premises to determine if Tenant is in compliance with this Section 10.2.

(c) Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Project that result from or in any way relate to Tenant’s use of the Project immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Project or Tenant’s use of the Project. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises by Tenant. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord’s property manager.

(d) Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Project are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

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(e) Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and Landlord’s agents, employees and contractors for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Project (including water tables and atmosphere) that Tenant brings upon, keeps, generates or uses on the Premises or the Project. Tenant’s obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Project resulting from Tenant’s use of Hazardous Materials; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use of the Project, and (d) consultants’ fees, experts’ fees and response costs. The Tenant’s obligations under this Section survive the expiration or earlier termination of this Lease.

(f) Hazardous Materials Representation by Landlord. Landlord represents to Tenant that, to its actual knowledge and except as Landlord has previously disclosed to Tenant, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws and prudent industry practices regarding construction of the Premises, and has no actual knowledge of the presence of any Hazardous Materials in or about the Premises.

(g) Environmental Site Assessments. In the event Landlord reasonably believes that Tenant has violated the terms of this Section 10.02, then, upon request by Landlord, Tenant will obtain and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord.

10.03 Signs. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building or the Project or visible from the outside of the Premises, the Building or the Project, except as first approved by Landlord. Landlord shall provide building standard identification of Tenant on the Building directory, elevator lobby and suite location, as well as building standard signage on Landlord’s exterior Building sign.

ARTICLE XI: DAMAGE AND DESTRUCTION

11.01 Reconstruction. If the Building is damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Premises which were initially provided at

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Landlord’s expense or as part of the original installation by Landlord for Tenant and the repair and/or restoration of other items within the Premises shall be the obligation of the Tenant.

11.02 Rent Abatement. Rent due and payable hereunder shall be abated proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of Tenant’s business in the Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do. If it be determined that continuation of business is not practical pending reconstruction, and if Landlord does not elect to or is unable to provide alternative temporary space for continuation of such business, then Rent due and payable hereunder shall abate, until reconstruction is substantially completed or until business is totally or partially resumed, whichever is the earlier. Tenant shall not be entitled to any claim, compensation or damages for loss in the use in the whole or any part of the Premises (including loss of business) and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

11.03 Excessive Damage or Destruction. If the Building or the Premises is damaged or destroyed to the extent that it cannot within Landlord’s reasonable discretion, with reasonable diligence, be fully repaired or restored by Landlord within the earlier of (i) two hundred seventy (270) days after the date of the damage or destruction, or (ii) the expiration of the Term hereof, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the damage or destruction. If Landlord does not terminate the Lease, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. Notwithstanding the foregoing, in the event Landlord determines that the Building or Premises cannot be restored within two hundred seventy (270) days after the date of damage or destruction, Tenant shall have the right to terminate this Lease upon written notice to Landlord which notice must be given, if at all, within thirty (30) days after Tenant receives Landlord’s determination of the estimated time to restore the Building or Premises, as applicable.

11.04 Uninsured Casualty. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article 7.01 hereinabove, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.01 hereinabove.

11.05 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article XI, and to the extent permitted by law, Tenant hereby waives any rights to terminate this Lease pursuant to rights otherwise accorded by law to tenants, except as expressly otherwise provided herein.

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11.06 Mortgagee’s Right. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Property, the Building and/or the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid.

11.07 Damage Near End of Term. Notwithstanding anything to the contrary contained in this Article XI, in the event the Premises or the Building are subject to excessive damage (as defined in Section 11.03) during the last twelve (12) months of the Term or any applicable extension periods, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the date of such damage.

ARTICLE XII: EMINENT DOMAIN

12.01 Eminent Domain. In the event the whole of the Premises, Building, Project and/or Common Areas, as the case may be, and/or such part thereof as shall substantially interfere with Tenant’s use and occupation thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event the whole of the Premises, Building, Project and/or Common Areas, as the case may be, or such part thereof as shall substantially interfere with Landlord’s use and occupation thereof, or if any access points to adjoining streets, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Except as provided below, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in the Premises. Nothing contained in this Article 12 shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant’s moving expenses. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall promptly proceed to restore the Building to substantially their same condition prior to such partial taking less the portion thereof lost in such condemnation, and the Base Rent shall be proportionately reduced by the time during which, and the portion of the Premises which, Tenant shall have been deprived of possession on account of said taking and restoration.

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ARTICLE XIII: DEFAULT

13.01 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of the Tenant with or without notice from Landlord:

(a) Tenant shall fail to pay, within five (5) days following Landlord’s notice that such payment is past due, any installment of Rent or other payment required pursuant to this Lease;

(b) Intentionally omitted;

(c) Tenant shall fail to comply with any Term, provision, or covenant of this Lease, other than the payment of Rent or other sums of money due hereunder, and such failure is not cured within ten (10) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if the nature of such cure is such that a longer cure period is necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said ten (10) day period and thereafter to have diligently prosecuted such cure to completion;

(d) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing; or

(e) Tenant shall make an assignment for the benefit of creditors.

13.02 Remedies.

(a) Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. Notwithstanding the foregoing, Landlord waives any right of distraint, distress for rent or landlord’s lien with respect to Tenant’s personal property that may arise at law. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid rent which has been earned at the time of such termination plus interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rates contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

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(iv) the unamortized balance of the value of any free Rent, tenant improvement costs, commissions and any other monetary concessions provided to Tenant pursuant to this Lease, as amortized over the initial Term of this Lease; plus (v) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to restore the Premises to good condition, costs to remodel, renovate or otherwise prepare the Premises, or portions thereof, for a new tenant, leasing commissions, marketing expenses, reasonable attorneys’ fees, and free rent, moving allowances and other types of leasing concessions. As used in Subsections 13.02(a) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) In the event of any such default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.02(b) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(c) In the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord at its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

(d) In the event that Landlord shall elect to so relet, the rents received by Landlord from such reletting shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any costs of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such reletting during the month which is applied to the payment of Rent be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

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(e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue anyone or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

(f) In the event that during the Term of this Lease, Tenant commits more than two (2) acts or omissions of default for which default notices are given by Landlord pursuant to this Article XIII (whether or not such defaults are cured by Tenant), Landlord may, at its option, elect to terminate this Lease. Landlord’s election to exercise its early termination rights shall be effective only upon written notice delivered to Tenant specifying Landlord’s election to cause an early termination of this Lease. Such early termination shall be in effect when such written notice is provided to Tenant. Landlord’s right of early termination shall be in addition to all other rights and remedies available to Landlord at law or in equity.

13.03 Landlord’s Default. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion. In no event shall Tenant have the remedy to terminate this Lease except upon final adjudication of a court of competent jurisdiction authorizing such termination. In no event shall Landlord be liable to Tenant or any person claiming through or under Tenant for consequential, exemplary or punitive damages.

ARTICLE XIV: FILING OF PETITION

14.01 Tenant’s Bankruptcy.

Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition (“Petition”) is filed by or against tenant under any chapter of Title 11 of the United States Code (the “Bankruptcy Code”), the following provisions shall apply:

(a) Adequate protection for Tenant’s obligations accruing after filing of the Petition and before this Lease is rejected or assumed shall be provided within 15 days after filing in the form of a security deposit equal to three months’ Base Rent and Additional Rent and other Lease charges, to be held by the court or an escrow agent approved by Landlord and the court.

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(b) The sum of all amounts payable by Tenant to Landlord under this Lease constitutes reasonable compensation for the occupancy of the Premises by Tenant.

(c) Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or any proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises.

(d) If Tenant failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that failure and whether or not any time period for cure expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

(e) For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption.

(f) For the purposes of Section 365(b)(1) and 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that Tenant, Trustee or the proposed assignee deposit three months of Base Rent and Additional Rent into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (i) the assignee have a tangible net worth not less than the net worth of Tenant as of the Commencement Date or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the net worth of Tenant as of the Commencement Date; (ii) the assignee demonstrate that it possesses a history of success in operating a business of similar size and complexity in a similar market as Tenant’s business; and (iii) assignee assume in writing all of Tenant’s obligations relating to the Premises or this Lease.

(g) If Tenant or Trustee intends to assume and/or assign this Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed assignment shall state: (i) the name, address, and federal tax identification and registration numbers of the proposed assignee; (ii) all of the terms and conditions of the proposed assignment, and (iii) the assignee’s proposed adequate assurance of future performance to be provided to Landlord.

(h) If Tenant is in default under this Lease when the Petition is filed, Landlord shall not be required to provide Tenant or Trustee with services or supplies under this Lease or otherwise before Tenant assumes this Lease, unless Tenant compensates Landlord for such services and supplies in advance.

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ARTICLE XV; ASSIGNMENT AND SUBLETTING

15.01 Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign, or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord, which may be withheld or conditioned by Landlord in its sole discretion. Tenant shall at the time the Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and Landlord shall have not less than twenty (20) business days after receipt of all required information to elect one of the following; (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent, or (c) elect to terminate this Lease, in the case of a proposed assignment, or elect to terminate the Lease with respect to the portion of the Premises proposed to be subleased, as applicable. In addition, as a condition to Landlord’s consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting. Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in reviewing any proposed Assignment or sublease, not to exceed $1500 per request.

15.02 Excess Rental. If pursuant to any assignment or sublease, Tenant receives rent, either initially or over the Term of the assignment or sublease, in excess of the Rent called for hereunder, or in the case of the sublease of a portion of the Premises in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, and after deductions made for Tenant’s reasonable subletting or assignment costs (including attorneys fees, brokerage commissions, and tenant improvement costs), Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent received by Tenant after its receipt.

15.03 Scope. The prohibition against assigning or subletting contained in this Article XV shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord

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may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

15.04 Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days’ notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.05 Change in Control. If Tenant is a partnership or limited liability company, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty percent (50%) interest in the partnership, shall constitute a voluntary assignment and shall be subject to the provisions of this Article XV. If the Tenant is a corporation whose stock is not publicly traded on a national stock exchange, a transfer of fifty percent (50%) or more of the corporation’s stock or assets in one or more transfers to a single party and/or its affiliates, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise, shall be deemed for the purposes hereof to be an assignment of this Lease, and shall be subject to the provisions of this Article XV.

15.06 Permitted Transfers. Notwithstanding the above to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord’s consent (i) to any corporation or other entity that controls, is controlled by or is under common control with Tenant; (ii) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with Tenant; (iii) in connection with the sale of all or substantially all of the assets of Tenant (collectively, a “Permitted Transferee”) provided that (a) Tenant provides evidence to Landlord in writing that such assignment or sublease complies with the criteria set forth in (i), (ii) or (iii) above, (b) such assignee, subtenant or successor-in-interest expressly assumes Tenants’ obligations and liabilities; and (c) the tangible net worth, debt/tangible net worth ratio, and cash flow from operations of said assignee and Tenant after the transfer are equal to or better than that of Tenant as of the date of the proposed transfer.

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ARTICLE XVI: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

16.01 Estoppel Certificates. Within ten (10) business days after request therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Property, the Project and/or the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver a certificate in the form attached hereto as Exhibit G, or in such other form as requested by Landlord, to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant’s most recent payment of Rent, and that Tenant has no defenses or offsets outstanding, or stating those claimed by Tenant, and any other information contained in such Exhibit G or reasonably requested by Landlord or such proposed mortgagee or purchaser. Tenant’s failure to deliver said statement within said period shall, at Landlord’s option be an Event of Default hereunder and shall in any event be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right to offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period’s Base Rent has been paid in advance.

16.02 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.03 Subordination. The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Project (or the portion thereof on which the Building is located) and/or Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project (or the portion thereof on which the Building is located) and/or the Building, and to all advances made or hereafter to be made upon the security thereof. If requested, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Article in the form attached hereto as Exhibit J or in such other form as reasonably requested by Landlord or its Lender.

16.04 Recording. Tenant covenants and agrees with Landlord that Tenant shall not record this Lease or any memorandum thereof without Landlord’s prior written consent. Notwithstanding the provisions of Section 16.03, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Building, the Project (or the portion thereof on which the Building is located), and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Building, the Project (or the

SCHNITZER-STANDARD FORM OFFICE LEASE	33

portion thereof on which the Building is located), or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, the Tenant covenants and agrees with Landlord that the Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

ARTICLE XVII: MISCELLANEOUS

17.01 Notices. All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery or nationally recognized courier service, to the appropriate address indicated in Section 1.01(b) or Section 1.01(d), as appropriate, at such street address or street addresses (but not more than three such addresses) as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served upon the earlier of actual receipt or the expiration of three (3) days after the date of mailing thereof.

17.02 Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Article XV hereof.

17.03 Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

17.04 Subdivision and Easements. Landlord reserves the right to: (a) subdivide the Project or the Property and transfer any portion thereof (and, upon such transfer, the portion transferred shall be removed from the definition of Project and/or Property, as applicable); (b) alter the boundaries of the Project or the Property; and (c) grant easements on the Project or Property and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises. Tenant hereby consents to such

SCHNITZER-STANDARD FORM OFFICE LEASE	34

subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s consent thereto.

17.05 Landlord’s Reserved Rights in Common Areas. Landlord reserves the right from time to time, provided that Tenant’s use and enjoyment of the Premises is not materially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Building which are so located or located elsewhere outside the Building; (b) make changes to the Common Areas and/or the parking facilities located thereon, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of Landlord’s obligations under this Lease, so long as reasonable access to the Building remains available during normal business hours; and (d) alter, relocate or expand, and/or to add additional structures and improvements to, or remove same from, all or any portion of the Common Areas or other portions of the Project.

17.06 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

17.07 Limitation of Landlord’s Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of Landlord or its partners, and Tenant shall look solely to the Building, and the rents and profits therefrom, for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of Landlord or its partners or any of their personal assets for such satisfaction.

17.08 Survival. The obligations and liabilities of each party which are incurred or accrue prior to the expiration of this Lease or the termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

17.09 Attorneys’ Fees. In the event of any litigation or other proceeding, declaratory or otherwise, arising out of this Lease, including an action to collect or enforce a judgment or order

SCHNITZER-STANDARD FORM OFFICE LEASE	35

entered in any such litigation or proceeding, the prevailing party will recover its attorneys’ fees from the nonprevailing party, in an amount which will be fixed by the court. If Landlord engages counsel to enforce the terms of this Lease (including, but not limited to, for the purpose of preparing a delinquency notice), Tenant will reimburse Landlord for all attorneys’ fees incurred before the subject default is considered cured. Tenant will also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord, its employees, representatives, agents or successors (“Landlord Parties”) from and against all claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action (a) instituted by Tenant against, or instituted against Tenant by, any person holding any interest in the Premises by, under or through Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. As used in this Lease, “attorneys’ fees” means all costs, damages and expenses, including attorneys’, paralegals’, clerical and consultants’ respective fees and charges actually expended or incurred in connection therewith, including for appeals.

17.1 0 Captions and Article Numbers. The captions, article, paragraph and Section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such Sections or articles of this Lease nor in any way affect this Lease.

17.11 Severability. If any Term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.12 Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Building is located.

17.13 Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

17.14 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Base Rent payments to be paid by Tenant shall automatically deemed to be in an amount equal to one hundred fifty percent (150%) of the then applicable Base Rent rate;

SCHNITZER-STANDARD FORM OFFICE LEASE	36

provided, however, no payment of such increased Rent by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rent payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein unless modified by Landlord in such written consent; provided that Rent charged during any period of holding over shall be as stated above. The foregoing provisions of this Section 17.14 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant’s fixture and/or personal property pursuant to Section 9.01 hereof, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, loss or liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys’ fees and costs incurred by Landlord with respect to any such claim.

17.15 Rules and Regulations. At all times during the Term, Tenant shall comply with Rules and Regulations for the Building and the Project, as set forth in Exhibit H attached hereto, together with such amendments thereto as Landlord may from time to time reasonably adopt and enforce in a non-discriminatory fashion.

17.16 Parking. Tenant shall be entitled to the number of unreserved vehicle parking spaces designated in Section 1.01(r) hereof for the non-exclusive use of Tenant, its employees, visitors and customers. All such parking spaces provided to Tenant hereunder shall be available for the common use of the tenants, subtenants and invitees of the Project on a non-exclusive basis, subject to any reasonable restrictions from time to time imposed by Landlord. Tenant shall not use or permit its officers, employees or invitees to use more than the number of spaces designated in Section 1.01(r) or any spaces which have been specifically reserved by Landlord to other tenants or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its officers, employees and invitees to comply with any parking Rules and Regulations as Landlord may from time to time reasonably adopt.

17.17 No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disrupt any other tenant or Landlord in its operation of the Building or Project.

17.18 Broker; Agency Disclosure.

(a) Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1.01(r) (“Brokers”), and that it knows of no other real estate broker or agent who is or may be entitled to any commission or

SCHNITZER-STANDARD FORM OFFICE LEASE	37

finder’s fee in connection with this Lease. Landlord shall pay Brokers a commission pursuant to separate agreements. Brokers shall be obligated to pay any co-brokers a portion of the commission received by such Broker. Each Tenant and Landlord agrees to indemnify the other and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent. This Section 17.18 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. No commission(s) or finders fee(s) shall be paid to Tenant, employee(s) of Tenant or any unlicensed representative of Tenant.

17.19 Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder after notice from Landlord pursuant to Section 13.01 above (if notice is required pursuant to Section 13.01 above), including without limitation, the Tenant’s failure to pay Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

17.20 Assignment by Landlord. In the event of a sale, conveyance, or other transfer by Landlord of the Building, the Project, or portion thereof on which the Building is located, or the Project or in the event of an assignment of this Lease by Landlord, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, express or implied, herein contained on the part of Landlord, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said release. In such event, Tenant agrees to look solely to the successor in interest of transferor. If any Security Deposit is given by Tenant to secure performance of Tenant’s covenants hereunder, Landlord may transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto. Notwithstanding anything in this Lease to the contrary, however, (i) in no event shall Landlord’s lender, who may have succeeded to the interest of Landlord by foreclosure, deed in lieu of foreclosure, or any other means, have any liability for any obligation of Landlord to protect, defend, indemnify or hold harmless Tenant or any other person or entity except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means, and (ii) such succeeding lender shall have no liability for any representations or warranties of the Landlord contained herein except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means.

17.21 Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Building and the

SCHNITZER-STANDARD FORM OFFICE LEASE	38

Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

17.22 Financial Covenants. At Landlord’s request, Tenant shall provide Landlord with current annual audited financial statements and quarterly unaudited financial statements (all such statements shall be prepared in compliance with GAAP standards) setting forth Tenant’s financial condition. As an additional covenant under this Lease, Tenant agrees that it shall not, at any time during the Term of this Lease or any extensions hereof, allow, authorize or cause asset or cash distributions to shareholders and/or affiliates so as to result in Tenant’s tangible net worth to be reduced below that set forth in the financial information provided to Landlord in connection with this Lease. Landlord agrees that Tenant’s annual SEC filings shall be sufficient for such purposes.

17.23 Conditions. Intentionally omitted

17.24 Exhibits. Exhibits A through J are attached to this Lease after the signatures and by this reference incorporated herein.

17.25 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.26 Prior Agreement or Amendment. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

17.27 Independently Provided Services.

(a) This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer, and photocopying (“Independent Services”). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord.

(b) Tenant agrees, except to the extent of the negligence of Landlord, its partners, employees, agents and/or assigns, to hold harmless and defend Landlord, its partners, employees, agents and assigns from any claim Tenant may have arising in any way out of the

SCHNITZER-STANDARD FORM OFFICE LEASE	39

provision (or lack thereof) of the Independent Services which Tenant has contracted to receive from the third parties.

17.28 Authority to Bind Landlord. The individuals signing this Lease on behalf of Landlord hereby represent and warrant that they are empowered and duly authorized to bind Landlord to this Lease.

17.29 Authority to Bind Tenant. Tenant represents and warrants that the individuals signing this Lease on behalf of Tenant are empowered and duly authorized to bind Tenant to this Lease. If Tenant is a corporation, limited liability company or limited or general partnership, Tenant represents and warrants that such person(s) is(are) duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of tenant, and that this Lease is binding upon Tenant in accordance with its terms. Upon request from Landlord, Tenant shall deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer, partner or manager of Tenant, authorizing or ratifying the execution of this Lease.

17.30 No Usury. No interest charged, or chargeable by Landlord under this Lease (including but not limited to the interest chargeable under Section 5.03 and/or any late charge, fee or other sum charged or withheld by Landlord and which is deemed to be interest) shall exceed the maximum amount of interest permitted by any applicable law. If any such interest, fee or charge would exceed such maximum, then such interest, fee or charge shall be automatically reduced to the maximum amount allowed by law and any sums already collected in excess of such maximum amount shall be refunded by Landlord in cash or by granting Tenant a credit in the applicable amount which credit shall be applied against the next Base Rent coming due.

17.31 Interpretation. The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

17.32 Excused Delays. Except as otherwise set forth in this Section 17.32, neither party shall have liability to the other on account of the following acts (each of which is an “Excused Delay” and jointly all of which are “Excused Delays”)” which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; (e) inclement weather (defined as unusual or unseasonable weather, including without limitation precipitation, temperature and wind, varying by more than 5% over the applicable daily average over the prior twenty (20) year period as reported by the National

SCHNITZER-STANDARD FORM OFFICE LEASE	40

Weather Service for the Seattle metropolitan area) which delays critical path activities of construction of the improvements, or (f) for any other reason, whether similar or dissimilar to the above, beyond a party’s reasonable control including without limitation acts of God. If this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party’s performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Base Rent, Tenant’s Share of Operating Expenses, or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delay.

17.33 Patriot Act Compliance.

(a) Tenant represents and warrants to, and covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(b) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 17.33.

SCHNITZER-STANDARD FORM OFFICE LEASE	41

(d) Notwithstanding anything to the contrary in this Section 17.33, in the event Tenant is an entity whose stock is traded on a national stock exchange, the representations and warranties set forth herein shall not apply to the owners of Tenant’s capital stock.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

“Landlord”		“Tenant”

S/I North Creek VII, LLC		AVI BioPharma, Inc.

By:		By:
Its:	Senior Investment Manager	Its:	Interim President & CEO

SCHNITZER-STANDARD FORM OFFICE LEASE	42

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 20 day of October, 2010, before me personally appeared J. David Boyle II, to me known to be the Interim President & CEO of AVI BioPharma, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Wendy M. Cort
Notary Public in and for the State of Washington, County of Snohomish
residing at 3450 Monte Villa Pkwy Ste 101 Bothell WA 98021
My commission expires: 10/16/13

SCHNITZER-STANDARD FORM OFFICE LEASE	43

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 22nd day of October, 2010, before me personally appeared Alan Cantlin, to me known to be the Sr. Inv. Mngr of S/I North Creek VII, LLC, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of Washington,
residing at Bothell, WA
My commission expires: Nov 4, 2012

SCHNITZER-STANDARD FORM OFFICE LEASE	44

EXHIBIT A-1

LEGAL DESCRIPTION OF PROJECT

Lot 3 of City of Bothell Boundary Line Adjustment No. 0010-98, recorded under Recording No. 9809169004, Records of King County, Washington.

Lot 30, Koll Center North Creek, according to Plat recorded in Volume 32 of Plats, Pages 29 through 35 inclusive, Records of King County, Washington.

Lot 9 and 10 of City of Bothell Boundary, Line Adjustment No. 0009-98, recorded under Recording No. 9809169003, Records of King County, Washington.

Lot 12 of City of Bothell Lot Line Adjustment No. SPL0005-91, recorded under Recording No. 9207290890, Records of King County, Washington.

Tracts A, B, C, D, E and F, of Koll Center North Creek, according to Plat recorded in Volume 132 of Plats, Pages 29 through 35, inclusive, Records of King County, Washington.

Lots 16A, 17A, 18A, 19A and 20A, of City of Bothell Boundary Adjustment No. 0004-98, recorded under Recording No. 9808039016, Records of King County, Washington.

Lot 2 of City of Bothell Boundary Line Adjustment No. 0010-98, recorded under Recording No. 9809169004, Records of King County, Washington.

Lot 13, 15 and 21, of City of Bothell Boundary Line Adjustment no. 1999-003, recorded under Recording No. 20000405900006.

Lot 11 of City of Bothell Boundary Line Adjustment No. 0009-98, recorded under Recording No. 9809169003, being a portion of Lots 9 and 10 of Koll Center North Creek, according to Plat recorded in Volume 132 of Plats, Page 29 through 35, inclusive, Records of King County, Washington.

Lot 23A of City of Bothell Boundary Line Adjustment No. 1999-003, recorded under Recording No. 20000405900006, Records of King County, Washington.

Lots 27 through 29 of Koll Center North Creek, as per plat recorded in volume 132 of plats, pages 29 through 35, records of King County, Washington, and as corrected under Recording No. 8511080398, recorded November 8, 1985 of Official Records.

Situate in the City of Bothell, County of King, State of Washington.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT A
1
[Continuation of Standard Form Office Lease #234831] (Revised 12/16/03)

EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTY

Lots 13, 15, 21 and 23A of City of Bothell Boundary Line Adjustment No. 1999-003, recorded under Recording No. 20000405900006, Records of King County, Washington.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT A
2
[Continuation of Standard Form Office Lease #234831] (Revised 12/16/03)

EXHIBIT B-1

SITE PLAN OF PROJECT

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT B
1

EXHIBIT B-2

SITE PLAN OF PROPERTY

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT B
2

EXHIBIT C

PREMISES FLOOR PLAN(S)

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT C
1

EXHIBIT D

Intentionally deleted.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT D
1

EXHIBIT E

PLANS AND SPECIFICATIONS FOR THE TENANT IMPROVEMENTS

1. Landlord shall furnish and install fourteen (14) Building Standard blinds on interior office relites.

2. Landlord shall relocate six (6) electrical outlets in the kitchen.

3. No other work shall be completed by Landlord and, except for items 1 and 2 above, Tenant is leasing the space in its “as is” condition.

4. The existing condition of the Premises is shown on Page 2 of this Exhibit E.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT E
1

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT E
2

EXHIBIT F

Intentionally deleted.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT F
1

EXHIBIT G

ESTOPPEL CERTIFICATE

Re:	Lease dated , 2 (“Lease”) by and between
(“Landlord”), and
(“Tenant”)

Ladies and Gentlemen:

Reference is made to the above-described Lease in which the undersigned is the Tenant. We understand that you are accepting an assignment of Landlord’s rights under the Lease as                                                              , and we hereby, as a material inducement for you to consummate the transaction, represent that:

1. There are no modifications amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease, except for those attached to this Certificate.

2. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, the Tenant as set forth therein.

3. The undersigned acknowledges (a) that rent on the Lease has been paid up to and including                     , 2      (b) that monthly rent during the                              (            ) years of the Term of the Lease is $              per month, and (c) that rent has not been paid for any period after                     , 2      and shall not, except for any Prepaid Rent as specified in the Lease, be paid for a period in excess of one (1) month in advance.

4. To the current knowledge of the undersigned, the improvements on the Building are free from defects in design, materials and workmanship and the improvements meet all governmental requirements, including, but not limited to, zoning and environmental requirements.

5. To the current knowledge of the undersigned, the Lease is not in default, and Landlord has performed the obligations required to be performed by Landlord under the terms thereof through the date hereof

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1

6. The Lease shall be subordinate to a Deed of Trust on the Building and an assignment of Landlord’s interest in the Lease given by Landlord to                                                              ; provided, that notwithstanding such subordination, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, neither the Lease nor any rights of Tenant thereunder shall be terminated or subject to termination by any trustee’s sale, any action to enforce the security, or by any proceeding or action in foreclosure. In the event of a merger of Landlord and Tenant in any manner, the interest of Tenant and Landlord shall not merge.

7. Tenant agrees not to modify, amend, terminate or otherwise change the Lease without ten (10) days’ prior written notice to you.

8. In the event of a default by Landlord under any of the terms or provisions of the Lease, Tenant shall give you adequate notice and reasonable time to cure each default.

Dated:                     , 2     .

Very truly yours,

“Tenant”

By:
Its:

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT G
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EXHIBIT H

RULES AND REGULATIONS

1. Sign. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, the Premises or the surrounding area without the written consent of the Landlord being first obtained. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of the Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside of the Premises.

2. Directory. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom.

3. Access. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, exits, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom the Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

4. Locks. Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the written consent of Landlord .

5. Restrooms. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees, sublessees, assignees, agents, licensees, or invitees shall have caused it.

6. No Defacing Premises. Tenant shall not overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations), and shall not in any way deface the Premises or any part thereof.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT H
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7. Safes and Heavy Equipment. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the times and manner of moving all heavy equipment in and out of the Building. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any Premises or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. Elevators must be padded while moving freight via the elevators. All such heavy equipment shall be subject to the requirements of Rule 25 below.

8. Nuisance. Tenant shall not use, keep or permit to be used or kept any food or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of excessive noise, odors and/or vibrations, or unreasonably interfere in any way with other tenants or those having business in the Building. No animals or birds shall be brought in or kept in or about the Premises or the Building. No Tenant shall make or permit to be made any unreasonably disturbing noises or unreasonably disturb or interfere with occupants of this or neighboring Buildings or Premises, or with those having business with such occupants by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down the passageways.

9. Permitted Use. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. No Tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for illegal purposes.

10. Hazardous Substances. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or any Hazardous Materials as defined in Section 10.02 of the Lease or use any method of heating or air conditioning other than that supplied by Landlord.

11. Telephones. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

12. Keys. All keys to the Building, Premises, rooms and toilet rooms shall be obtained from Landlord’s office and Tenant shall not from any other source duplicate or obtain keys or have

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT H
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keys made. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys to the Building, Premises, rooms and toilet rooms which shall have been furnished and shall pay the Landlord the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.

13. Floor Covering. No Tenant shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor or the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, agents, sublessees, licensees, employees or invitees, the floor covering shall have been laid.

14. Building Closure. During all hours on Saturdays, Sundays, legal holidays and such other times as reasonably determined by Landlord from time to time, access to the Building or to the halls, corridors, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to any person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of the Building and property located therein. Anything to the foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Building at any time or to monitor access thereto.

15. Premises Closure. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electricity are entirely shut off before Tenant or Tenant’s employees leave the Building. Tenant shall be responsible for any damage to the Building or other tenants caused by a failure to comply with this rule. Tenant shall at all times keep the perimeter doors and windows to the Premises closed.

16. Disorderly Conduct. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17. Tenant Requests. Any requests of Tenant will be considered only upon application at the office of the Landlord. Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

18. Vending Machines. No vending machine shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

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19. Building Name and Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building of which the Premises are a part.

20. Emergency Regulations. Tenant agrees that it shall comply with all emergency regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the names of a designated responsible employee to represent Tenant in all matters pertaining to emergency regulations.

21. Tenant Advertising. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promotion or advertising the business of Tenant except as Tenant’s address.

22. Emergency Information. Tenant must provide Landlord with names and telephone numbers to contact in case of emergency. Tenant must fill out a tenant emergency information sheet and return it to Landlord’s office within three (3) days of occupancy.

23. Installation of Burglar and Informational Services. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

24. Deliveries. The Building freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries shall be limited as set forth in the Lease. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

25. Floor Loads. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such

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equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant

26. Energy Conservation. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed.

27. No Antennas. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

28. No Soliciting. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

29. Prohibited Uses. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

30. Enforcement of Rules. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other Tenant but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

31. Lease. These Rules and Regulations are in addition to, and are made a part of, the terms, covenants, agreements and conditions of Tenants Lease of its Premises in the Building.

32. Additional Rules. Landlord reserves the right to make such other Rules and Regulations or amendments hereto as, in its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33. Observance of Rules. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, licensees, sublessees, assigns, and invitees.

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34. Maintenance of Fire Extinguishers. Tenant shall maintain in the Premises during the entire Lease Term, not less than the minimum number of fire extinguishers required by law and Tenant shall inspect all such fire extinguishers not less frequently than once each month to assure that the same are fully charged and in good operational condition. Annually the Tenant shall have all fire extinguishers inspected by an authorized and qualified inspector who shall certify that each such fire extinguisher complies with all applicable requirements of the NFPA. If any such fire extinguishers fail to obtain such certification, then within three (3) business days after such failure such fire extinguishers shall be replaced, or repaired, and reinspected and a certification shall be issued certifying that all such fire extinguishers comply with all applicable requirements of the NFPA.

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT H
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EXHIBIT I

Intentionally omitted

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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EXHIBIT J

FORM OF SNDA

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Bank of America, N.A.

RE Bank – Loan Administration

Attn: Barbara Johnson

Mail Code: WA1-501-37-54

800 Fifth Avenue, 37th Floor

Seattle, WA 98104

SUBORDINATION

NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date:

Beneficiary & Address:

Bank of America, N.A.

RE Bank – Loan Administration

Attn: Barbara Johnson

Mail Code: WAl-501-37-54

800 Fifth Avenue, 37th Floor

Seattle, WA 98104

Tenant & Address:

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
1

Landlord & Address:

S/I North Creek VII, LLC

c/o Schnitzer West

818 Stewart Street, Suite 700

Seattle, Washington 98101

Telephone: (425) 452-3700

Facsimile: (425) 454-1505

Loan: A first mortgage loan in the original principal amount of $             from Beneficiary to Landlord.

Note: Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of                     .

Deed of Trust: Deed of Trust, Assignment, Security Agreement and Fixture Filing dated as of                      executed by Landlord, to PRLAP, Inc. as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of                     , 2010, covering the Premises.

Property:

Schnitzer North Creek Tech Campus II

Bothell, Washington 98011

The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

(the “Agreement”) is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D. Tenant has requested that Beneficiary agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee’s power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”), subject to the terms and conditions more particularly set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Subordination. Subject to the terms of this Agreement, the Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request and such amounts shall be credited to Tenant’s payment obligations under the Lease. (b) Tenant shall send a copy of any notice of default under the Lease to Beneficiary at the same time Tenant sends such notice to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement, with respect to the Loan covered by this Agreement.

3. Foreclosure and Sale. In the event of a Foreclosure Sale,

(a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease beyond any applicable notice and cure period, (a) the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, and (b) Tenant shall not be named or joined as a party in any suit, action or proceeding for the foreclosure of the Beneficiary or the enforcement of any rights under the Deed of Trust (unless the Tenant is a necessary party under applicable law, and then only for such purposes and not for the purpose of a terminating of the Lease, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease

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shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary’s acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be; (i) liable for any act or omission of a prior landlord (including Landlord), except to the extent that such act or omission is of a continuing nature, and subject to the terms of Section 6 below; or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord), except to the extent that such defense or offsets relates to a default of a continuing nature; or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord), except to the extent that either such prepayment is required under the terms of the Lease (e.g., taxes and operating expenses) or such sums are actually delivered to and received by Beneficiary; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary.

(b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c) Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale (i) Beneficiary shall not be required to grant nondisturbance to any subtenants of Tenant except Permitted Transferees and (ii) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Deed of Trust and are waived and released as to Beneficiary and any third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary. Tenant is hereby authorized to make such payment to

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Beneficiary upon receipt of such notice without any duty of inquiry. Landlord acknowledges and agrees that Tenant shall have no liability for any payments made directly to Lender pursuant to the terms of this Agreement and any such amounts paid to Beneficiary shall be credited to Tenant’s obligations under the Lease.

6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the tenant improvements for the Premises; provided, however, that in the event that (a) any tenant improvements to be completed by Landlord under the Lease have not been completed, or (b) any tenant improvement allowance has not been paid at the time Beneficiary becomes Landlord under the Lease, and Beneficiary fails to assume the Landlord’s obligation under the Lease to complete such improvements and/or pay such allowance to Tenant on or before ten (10) days after written notice from Tenant, then Tenant shall be entitled to terminate the Lease by giving written notice of termination to Beneficiary.

7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the terms of the Lease shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall be limited, insofar as they apply to Beneficiary, to insurance proceeds or eminent domain awards received by Beneficiary after the deduction of all costs and expenses incurred in obtaining such proceeds or awards and any such obligation to restore shall be conditioned on such net proceeds or awards being sufficient to pay in full for such restoration. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9. Liability and Successors and Assigns. In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary’s then equity interest, if any, in the Property, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, and all rents and proceeds from the property, for the payment and discharge of any obligations imposed upon Beneficiary. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary’s interest

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with a transfer that is permitted under the Lease of its interest in the Lease or an assignment of its interest in the Lease to which Landlord and Beneficiary have consented.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:	Bank of America, N.A.

By

Its

TENANT:

By

Its

LANDLORD:	S/I North Creek VII, LLC

By

Its

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this              day of                             , 2010, before me personally appeared                                         , to me known to be the                                          of Bank of America, N.A., the bank that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said bank, for the uses and purposes therein mentioned, and on oath stated that (s)he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of Washington, residing at
My commission expires:

[Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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STATE OF	)
	)	ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document

On this              day of                             , 2010, before me personally appeared                                         , to me known to be the                                          of                                         , the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that (s)he was authorized to execute said instrument

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of , residing at
My commission expires:

[Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this              day of                             , 2010, before me personally appeared                                         , to me known to be the                                          of S/I North Creek VII, LLC, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that (s)he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of Washington, residing at
My commission expires:

[Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
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EXHIBIT A TO SNDA

SCHNITZER-STANDARD FORM OFFICE LEASE		EXHIBIT I
10